Exhibit 4.2

NUMBER	NUMBER
C-
SHARES
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP: G9709D109

VINE HILL CAPITAL INVESTMENT CORP. II

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS
CLASS A ORDINARY SHARE

This certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE CLASS A ORDINARY SHARES OF

VINE HILL CAPITAL INVESTMENT CORP. II
(THE “COMPANY”)

transferable on the register of members of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed, and subject to the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time (the “Memorandum and Articles”).

The Company will offer to redeem all of its Class A ordinary shares if it is unable to complete a business combination within the period of time set forth in the Memorandum and Articles, as more fully described in the Company’s final prospectus dated                , 2025.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Chief Executive Officer	Chief Financial Officer

VINE HILL CAPITAL INVESTMENT CORP. II

The Company will furnish without charge, to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Memorandum and Articles and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian

TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                    hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said shares on the register of members of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).

In each case, as more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated         , 2025, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the Class A ordinary shares sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination within the time period set forth in the Memorandum and Articles, (ii) the Company redeems the Class A ordinary shares sold in its initial public offering in connection with a shareholder vote to amend the Memorandum and Articles (A) to modify the substance or timing of the Company’s obligation to allow redemption of the Class A ordinary shares in connection with the Company’s initial business combination or to redeem 100% of the Class A ordinary shares if it does not consummate an initial business combination within the time period set forth therein or (B) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.